This document contains 8 pages.
                               Exhibit Index appears at page 4.

                               The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   CPAC, INC.
               (Exact Name of issuer as specified in its charter)

NEW YORK                                           16-0961040
(State or other jurisdiction                       (IRS Employer ID Number)
of incorporation or organization)

2364 LEICESTER ROAD, LEICESTER, NEW YORK           14481
(Address of Principal Executive Offices)           (Zip Code)

            CPAC, INC. 1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full Title of the Plan)

                            ROBERT OPPENHEIMER, ESQ.
                CHAMBERLAIN, D'AMANDA, OPPENHEIMER & GREENFIELD
                        1600 Crossroads Office Building
                           Rochester, New York 14614
                    (Name and Address of agent for service)

                                  716/232-3730
         (Telephone Number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

                                                     PROPOSED
TITLE OF                          PROPOSED           MAXIMUM
SECURITIES                        MAXIMUM            AGGREGATE     AMOUNT OF
TO BE           AMOUNT TO BE      OFFERING PRICE     OFFERING      REGISTRATION
REGISTERED      REGISTERED        PER SHARE          PRICE         FEE

-------------------------------------------------------------------------------
Common Stock     39,000          (1) (2) (3)       (1) (2) (3)    $120.00 (1)
Par Value
$0.01 per
share             9,000          (1) (2) (3)       (1) (2) (3)    $ 32.72 (4)
-------------------------------------------------------------------------------

(1) The Shares registered pursuant to this Amended Registration Statement consist of 9,000 additional shares reserved for issuance under the CPAC, Inc. 1996 Nonemployee Directors Stock Option Plan. The initial 39,000 shares reserved for issuance under the Plan were registered under a Registration Statement which became effective on October 3, 1996 and a filing fee in the amount of $120.00 was paid at that time.

(2) The Shares registered pursuant to this Amended Registration Statement will not be sold to members of the general public but solely to nonemployee directors of CPAC, Inc. in accordance with the terms of the CPAC, Inc. 1996 Nonemployee Directors Stock Option Plan pursuant to options granted automatically under the Plan.

(3) Under the terms of the CPAC, Inc. 1996 Nonemployee Directors Stock Option Plan, on an ongoing basis, an option to purchase 3,000 shares is granted to each nonemployee director elected or reelected at the annual meeting of shareholders with the exercise price equal to the fair market value of the Company's common stock on the Friday succeeding such meeting (August 6, 1997 in the current year). Fair market value is the closing price for the Company's common stock on such dates as quoted on the National Over-The-Counter Market in the NASDAQ National Market System.

(4) Statutory Fee: Section 6(b) of the Securities Act of 1933 and Rule 457(h)(1), based upon exercise price of the options granted as of August 8, 1997. The total offering price for 9,000 shares based upon such exercise price was $108,000. Based upon the statutory formula contained in Section 6(b), the Registration Fee is $32.72.

(5) Also registered hereunder pursuant to Rule 416(a) are an indeterminate number of shares of common stock which may be issued pursuant to the anti-dilution provisions of the Plan.


                           INCORPORATION BY REFERENCE

                                       OF

                         EARLIER REGISTRATION STATEMENT


      CPAC, Inc. registered 39,000 shares of its $.01 par value common stock initially reserved for issuance pursuant to its 1996 Nonemployee Directors Stock Option Plan on Form S-8, Registration Statement, filed with the Securities and Exchange Commission on October 3, 1996. The Company hereby registers the 9,000 additional shares of its $.01 par value common stock underlying options granted automatically under the Plan by filing this Amended Registration Statement and hereby states that the contents of the Registration Statement filed on October 3, 1996, are hereby incorporated herein by reference thereto.



                                   EXHIBITS


    Exhibit
     Number       Description                                            Page
     ------       -----------                                            ----


       4          Instruments defining the rights
                  of security holders                                     N/A

                  Incorporated By Reference to
                  Form 10-K, as updated by Quarterly
                  and Current Reports and Exhibits
                  filed therewith

       5          Opinion of Counsel
                  5.2    Opinion of Counsel re: legality                    5

      15          Letter re: Unaudited interim
                  financial information                                   N/A

      23          Consents of Experts and Counsel
                  23.3   Consent of Coopers & Lybrand, L.L.P.               7
                  23.4   Consent of Counsel (contained in
                         Exhibit 5.2 hereto)                                5
                  23.5   Consent of Arthur Andersen LLP                     8

      24          Power of Attorney                                       N/A

      25          Statement of Eligibility of Trustee                     N/A

      27          Financial Data Schedule                                 N/A

      99          Additional Exhibits                                     N/A



                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leicester, State of New York on November 5, 1997.

                                    CPAC, INC.


                               BY:  /s/ Thomas N. Hendrickson
                                    ------------------------------------------
                                    THOMAS N. HENDRICKSON, President

     Pursuant to the requirements of the Securities Act of 1933, this Amended Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Date:  November 5, 1997             /s/ Thomas N. Hendrickson
                                    ------------------------------------------
                                    THOMAS N. HENDRICKSON
                                    President, Chief Executive Officer,
                                    Treasurer and Director


Date:  November 5, 1997             /s/ Robert C. Isaacs
                                    ------------------------------------------
                                    ROBERT C. ISAACS
                                    Senior Vice President and Director


Date:  November 5, 1997             /s/ Robert Oppenheimer
                                    ------------------------------------------
                                    ROBERT OPPENHEIMER
                                    Secretary and Director


Date:  November 5, 1997             /s/ Seldon T. James, Jr.
                                    ------------------------------------------
                                    SELDON T. JAMES, JR., Director


Date:  November 5, 1997             /s/ John C. Burton
                                    ------------------------------------------
                                    JOHN C. BURTON, Director


Date:  November 5, 1997             /s/ Thomas J. Weldgen
                                    ------------------------------------------
                                    THOMAS J. WELDGEN, Chief Financial
                                    Officer



                                 EXHIBIT INDEX


     Exhibit
     Number       Description                                            Page
     ------       -----------                                            ----


       4          Instruments defining the rights
                  of security holders                                     N/A

                  Incorporated By Reference to
                  Form 10-K, as updated by Quarterly
                  and Current Reports and Exhibits
                  filed therewith

       5          Opinion of Counsel
                  5.2   Opinion of Counsel re: legality                     5

      15          Letter re: Unaudited interim
                  financial information                                   N/A

      23          Consents of Experts and Counsel
                  23.3  Consent of Coopers & Lybrand, L.L.P.                7
                  23.4   Consent of Counsel (contained in
                         Exhibit 5.2 hereto)                                5
                  23.5   Consent of Arthur Andersen LLP                     8

      24          Power of Attorney                                       N/A

      25          Statement of Eligibility of Trustee                     N/A

      27          Financial Data Schedule                                 N/A

      99          Additional Exhibits                                     N/A